Exhibit 8.1

                    [Letterhead of Schulte Roth & Zabel LLP]


                                                         September 29, 1998

The CIT Group Securitization Corporation III
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group Holdings, Inc.
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

      We have acted as special counsel to you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset backed certificates (the "Certificates") and the limited guarantees (the "Guarantees") of certain of the Certificates by The CIT Group Holdings, Inc. ("Holdings"), each described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement"). Each series of Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit 4.1 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation III will originate the CIT Home Equity Loan Trust (the "Trust"). Certain rights of the holders of the Certificates will be governed by the Pooling and Servicing Agreement.

      We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the Laws of the State of New York and the Delaware General Corporation Law. Paul N. Roth, a member of this firm, is a director of CIT.

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The CIT Group Securitization Corporation III
The CIT Group Holdings, Inc.
September 29, 1998
Page 2


      We hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Certificates.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Schulte Roth & Zabel LLP